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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

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                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (Date of earliest event reported): May 23, 2005


                       NATIONAL FINANCIAL PARTNERS CORP.
            (Exact name of registrant as specified in its charter)


         Delaware                    001-31781             13-4029115
(State or other jurisdiction       (Commission           (I.R.S. Employer
of incorporation)                  File Number)          Identification No.)


    787 Seventh Avenue, 11th Floor, New York, New York         10019
         (Address of principal executive offices)           (Zip Code)


                         (212) 301-4000 (Registrant's
                    telephone number, including area code)


                                Not Applicable
         (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 3.02   Unregistered Sales of Equity Securities.

         Through the date of this Current Report, other than information that previously has been included in a Current Report on Form 8-K or a periodic report, National Financial Partners Corp. (the "Company") has issued, or agreed to issue, 358,426 shares of its common stock with a value of approximately $14.0 million to principals in connection with acquisitions of firms, contingent consideration and incentive plans.

         The issuances of common stock described above were made in reliance upon the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder, for transactions by an issuer not involving a public offering. The Company did not offer or sell the securities by any form of general solicitation or general advertising, informed each purchaser that the securities had not been registered under the Securities Act and were subject to restrictions on transfer, and made offers only to "accredited investors" within the meaning of Rule 501 of Regulation D and a limited number of sophisticated investors, each of whom we believed had the knowledge and experience in financial and business matters to evaluate the merits and risks of an investment in the securities and had access to the kind of information registration would provide.

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                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         National Financial Partners Corp.
         Date: May 25, 2005

By:      /s/ Jessica M. Bibliowicz
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Name:    Jessica M. Bibliowicz
Title:   President and Chief Executive Officer